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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 28, 1998, with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc., and to the use of our report dated December 19, 1997 with respect to the financial statements of Ruud Lighting, Inc. in Amendment No. 3 to the Registration Statement (Form S-4, No. 333-58609) and related Prospectus of Advanced Lighting Technologies, Inc. for the registration of $100,000,000 of 8% Senior Notes due 2008.

                                             Ernst & Young LLP

Cleveland, Ohio
December 22, 1998